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                                                                      EXHIBIT 11


                         YORK INTERNATIONAL CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




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                                                   Years Ended December 31,
                                              ----------------------------------
                                                 1995        1996        1997
                                              ----------  ----------  ----------
Shares used in Computation of per share
 earnings:
  Basic shares outstanding                    40,321,000  43,136,000  42,550,000
  Effect of Dilutive Securities:
     Non-Vested Restricted Shares                      -     205,000     167,000
     Stock Options                                     -     609,000     323,000
                                              ----------  ----------  ----------
  Diluted shares outstanding                  40,321,000  43,950,000  43,040,000
                                              ==========  ==========  ==========
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